     As filed with the Securities and Exchange Commission on April 2, 2001
                                                          Registration No. 333 -
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                    36-2681268
     (State or jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                       233 SOUTH WACKER DRIVE, SUITE 4200
                          CHICAGO, ILLINOIS 60606-6303
               (Address of principal executive offices) (Zip code)

                           HEIDRICK & STRUGGLES, INC.
                    401(k) PROFIT SHARING AND RETIREMENT PLAN
                            (Full title of the plan)

                              STEPHANIE W. ABRAMSON
                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                           245 PARK AVENUE, SUITE 4300
                            NEW YORK, NEW YORK 10167
                     (Name and address of agent for service)

                                 (212) 867-9876
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- ---------------------------- ----------------- ---------------------------- ---------------------------- --------------------------
Title of Securities to be    Amount to be      Proposed maximum offering    Proposed maximum aggregate   Amount of registration
registered                   registered (1)    price per share(2)           offering price               fee
- ---------------------------- ----------------- ---------------------------- ---------------------------- --------------------------
       Common Stock,             200,000                 $28.50                     $5,700,000                    $1,425
      $0.01 par value
- ---------------------------- ----------------- ---------------------------- ---------------------------- --------------------------

(1) This amount represents up to 200,000 shares which may be sold from time to time by the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan (the "401(k) Plan"). In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of 401(k) Plan interests to be offered or sold pursuant to the 401(k) Plan described herein.

(2) Pursuant to Rule 457(c), solely for the purpose of calculating the amount of the registration fee. The average of the high and low stock prices of the Registrant's common stock as reported on the Nasdaq National Market on March 29, 2001 as reported in THE WALL STREET JOURNAL.

                               REOFFER PROSPECTUS

                    HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                                  Common Stock
                                ($0.01 par value)
                              Up to 200,000 Shares

     This Prospectus relates to up to 200,000 shares of common stock, $0.01 par value, of Heidrick & Struggles International, Inc. that were acquired or will be acquired by the 401(k) Plan and which may be offered for resale from time to time by the 401(k) Plan.

     We will not receive any of the proceeds from the sale of the common stock (hereinafter, the "Securities"). We will pay all of the expenses associated with the registration of the resale of the Securities and this Prospectus. The 401(k) Plan will pay the other costs, if any, associated with any sale of the Securities.

     Our common stock is quoted on the NASDAQ National Market under the symbol "HSII." On March 29, 2001, the last reported sale price per share of our common stock, as quoted on the NASDAQ National Market, was $28.75.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------------

                  The date of this Prospectus is April 2, 2001.

                                     PART I

                             INTRODUCTORY STATEMENT

     Heidrick & Struggles International, Inc., a Delaware corporation, is the world's premier executive search and leadership consulting firm. We have established the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan (the "401(k) Plan") for the exclusive benefit of our eligible employees and their beneficiaries. The purpose of the 401(k) Plan is to reward our eligible employees for long and loyal service by providing them with retirement benefits and to allow our eligible employees the opportunity to set aside their own funds for retirement.

     The 401(k) Plan's Administrator, Heidrick & Struggles, Inc., has elected to allow 401(k) Plan participants to direct a portion or all of their investment in the 401(k) Plan to the Heidrick & Struggles International, Inc. Company Stock Fund (the "Company Stock Fund"). The Company Stock Fund consists primarily of our common stock which the Trustee of the Company Stock Fund will acquire on the open market from time to time. The purpose of this registration statement is to register with the SEC an indeterminate amount of interests in the 401(k) Plan, as well as up to 200,000 shares of our common stock which may be sold from time to time by the 401(k) Plan. The proceeds from the sale of these shares would be deposited into the Company Stock Fund for the benefit of the 401(k) Plan participant.

     The prospectus relating to the 401(k) Plan interests is not filed in this
Part I of Form S-8 in accordance with Note 1 of Part I of Form S-8.

     The reoffer prospectus for the sale of Heidrick & Struggles International, Inc. common stock by the 401(k) Plan has been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8, and is included herein.

                          ----------------------------

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933. This Prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the SEC or may be examined free of charge at the principal office of the SEC in Washington, D.C.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at the Jacob K. Javits Federal Building, 75 Park Place, New York, New York 10278. Copies of filings can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxy and informational statements and other information filed electronically with the SEC at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     The following documents previously filed by us with the SEC are incorporated in this registration statement by reference:

 .    Our Annual Report on Form 10-K for the year ended December 31, 2000; and

 .    Our "Description of Common Stock" reported on Form 8-A filed with the SEC on April 21, 1999.

     All reports and other documents that we file pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold are incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.

                                  RISK FACTORS

     As a stockholder of Heidrick & Struggles International, Inc., you will be subject to all risks inherent in our business. The market value of your shares will reflect the performance of our business relative to, among other things, that of our competitors and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss. You should carefully consider the following factors as well as the other information contained in this prospectus before deciding to invest in our common stock.

We depend on attracting and retaining qualified consultants.

     Our success depends upon our ability to attract and retain consultants who possess the skills and experience necessary to fulfill our clients' executive search needs. Competition for qualified consultants is intense. Our ability to attract and retain qualified consultants could be impaired by any diminution of our reputation, decrease in compensation levels or restructuring of our compensation system. In addition, we may not be successful in identifying and hiring consultants with the requisite experience, skills and established client relationships. If we cannot attract and retain qualified consultants, our business, financial condition and results of operations will suffer.

We may not be able to prevent our consultants from taking our clients with them to another firm.

     Our success depends upon the ability of our consultants to develop and maintain strong, long-term relationships with our clients. Usually, one or two consultants have primary responsibility for a client relationship. When a consultant leaves one executive search firm and joins another or leaves the search business, clients that have established relationships with the departing consultant may move their business to the consultant's new employer or a new search firm. We may also lose clients if the departing consultant has widespread name recognition or a reputation as a specialist in executing searches in a specific industry or management function. Historically, we have not experienced significant problems with client defection. However, if we fail to prevent our departing consultants from moving business to his or her new employer or another search firm, our business, financial condition and results of operations will be adversely affected.

Our success depends on our ability to maintain our professional reputation and brand name.

     We depend on our overall reputation and brand name recognition to secure new engagements and hire qualified professionals. Our success also depends on the individual reputations of our professionals. We obtain a majority of our new engagements from existing clients or from referral by those clients. Any client which is dissatisfied with our work can adversely affect our ability to secure those new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for both new engagements and qualified consultants. Failing to maintain our professional reputation and brand name could seriously harm our business.

Our LeadersOnline business has a history of losses.

     Through our wholly owned Internet-based search subsidiary, LeadersOnline, Inc., we target the recruitment market for mid-level executives and professionals. Our LeadersOnline business has incurred significant losses since it began operating in 1999. For the year ended December 31, 2000, LeadersOnline had an operating loss of approximately $27.2 million. In addition, we expect to devote significant resources to the future development of LeadersOnline. The limited operating history of LeadersOnline makes the prediction of future results of operations difficult and there can be no assurance that LeadersOnline's operating losses will not increase in the future or that LeadersOnline will ever achieve or sustain profitability. In addition, the online recruiting market is new and rapidly evolving, and we do not yet know how effective online recruiting will be compared to traditional recruiting methods.

We may lose part or all of our investments made in venture capital opportunities.

     On June 27, 2000, we announced that we formed a strategic alliance with a newly formed San Francisco-based company that intends to create and provide operating support for Internet infrastructure companies. We invested $10 million in the company during its first round of financing. In addition, on October 26, 2000, we announced that we entered into an alliance with, and invested $10 million in, a global venture capital firm that helps emerging companies expand into international markets. These investments are risky and we may lose part or all of our investments. In addition, there is intense competition for attractive venture capital investments and we may not be able to accomplish our investment strategies.

Because our clients may restrict us from recruiting their employees we may be unable to fill existing executive search assignments.

     We frequently refrain from recruiting employees of a client when conducting executive searches on behalf of other clients. We enter into these blocking arrangements with clients by agreement or for marketing and client relationship purposes. These restrictions generally remain in effect for one year following the commencement of an engagement. However, the specific duration and scope of the blocking arrangements depend on the following factors:

 .    the length of the client relationship

 .    the frequency with which the client engages us to perform searches

 .    the number of assignments we have performed for the client

 .    the potential for future business with the client

     Some of our clients are industry leaders that employ a large number of executives who are potential candidates for other companies in that client's industry. If the clients' competitors discover that we are restricted from recruiting the employees of our clients, these competitors may not engage us to perform their executive searches. In addition, as our client base grows, we may be unable to fulfill existing search assignments if this restriction prohibits us from recruiting from our other clients. If we are overly restricted by these blocking arrangements, our business, financial condition and results of operations will suffer.

We face aggressive competition.

     The global executive search industry is extremely competitive and highly fragmented. We compete with other large global executive search firms and with smaller specialty firms. Specialty firms can focus on regional or functional markets or on particular industries. Some of our competitors possess greater resources, greater name recognition and longer operating histories than we do in particular markets. Our competitors can use these advantages to obtain future clients and attract qualified professionals in those markets. There are limited barriers to entry into the search industry and new search firms continue to enter the market. Many executive search firms that have a smaller client base may be subject to fewer blocking arrangements than we. We may not be able to continue to compete effectively with existing or potential competitors. In addition, our significant clients or prospective clients may decide to perform executive searches using in-house personnel.

We may have difficulty implementing our acquisition strategy.

     Our ability to grow and remain competitive depends on our ability to acquire other executive search firms. Although we continually evaluate possible acquisitions, we may not succeed in identifying and completing these strategic acquisitions. In addition, an acquired business may not achieve desired levels of revenue, profitability or productivity. If any acquired firm performs poorly, we could be adversely affected because of client dissatisfaction. In addition, these acquisitions may involve the following risks:

 .    diversion of management's attention

 .    difficulties in the integration of operations

 .    difficulties in retaining personnel

 .    increased conflict of interest among clients

 .    adverse tax and accounting impacts

We may finance future acquisitions with common stock, debt or cash. Our ability to finance acquisitions using common stock is dependent upon the market price of our common stock. We may be unable to accomplish desirable acquisitions because of a drop in the market price of our common stock.

Our success depends on our ability to achieve and manage growth.

     We have experienced and may continue to experience significant growth in our operations and employee base. This growth places significant strains on our administrative, operational and financial resources and may not generate proportionate revenue growth. If we are successful in expanding our business, we must recruit and hire additional consultants and administrative personnel. Our growth will diminish if we fail to attract and retain additional personnel. In addition, we make large initial investments to recruit new consultants. Our average revenue per consultant and overall profitability may suffer in the short term from new hires. If we need to open offices in new geographic locations, we will incur substantial start-up and maintenance costs. To manage our growth successfully, we must continue to improve and upgrade our financial, accounting and information systems, control our expenses and efficiently collect our outstanding receivables. Failure to upgrade our systems, control our expenses or efficiently collect our receivables, could materially adversely affect our business.

We rely heavily on information management systems.

     Our success depends upon our ability to store, retrieve, process and manage substantial amounts of information. To achieve our goals, we must continue to improve and upgrade our information management systems. We may be unable to license, design and implement, in a cost-effective manner, improved information systems that allow us to compete effectively. If we experience any interruptions or loss in our information processing capabilities, our business, financial condition and results of operations will suffer.

We face the risk of liability in performing executive searches.

     We are exposed to potential claims with respect to the executive search process. A client could assert a claim for violations of blocking arrangements, breaches of confidentiality agreements or malpractice. In addition, a candidate could assert an action against us. Possible claims include failure to maintain the confidentiality of the candidate's employment search or for discrimination or other violations of the employment laws. We maintain professional liability insurance in amounts and coverages as we believe are adequate. However, we cannot guarantee that our insurance will cover all claims and that the coverage will be available at reasonable rates.

Our employee stockholders currently have voting control of our company and, as a result, certain decisions may be made by them that may be detrimental to your interests.

     Our employee stockholders are currently the beneficial owners of a majority of our common stock. These employee stockholders have sufficient voting power to control the outcome of certain matters submitted to the stockholders for a vote and may approve or disapprove actions which could be in your best interest.

Our multinational operations may be adversely affected by social, political and economic risks.

     We generated approximately 39% of our revenues outside the United States and 61% of our revenues inside the United States for the year ended December 31, 2000. We offer our services in 37 countries from 79 locations around the world. In foreign operations, we are exposed to the risk of changes in social, political and economic conditions. In particular, we conduct business in countries where the legal systems and trade practices are evolving. Commercial laws in these foreign countries are often vague, arbitrary and inconsistently applied. Under these circumstances, it is difficult for us to determine at all times the exact requirements of such local laws. If we fail to comply with local laws, our business, financial condition and results of operations will suffer. In addition, the global nature of our operations poses challenges to our management, financial systems and accounting systems. Failure to meet these challenges could seriously harm our business. Additionally, because a majority of our revenues are generated from operations in the United States, our business, financial condition and results of operations may be adversely affected by a material downturn in the U.S. economy.

We have antitakeover provisions that make an acquisition of us more difficult and expensive.

     Antitakeover provisions in our Certificate of Incorporation, our Bylaws and the Delaware laws make the acquisition of us in a transaction not approved by our board of directors more difficult or expensive. Some of the provisions in our Certificate of Incorporation and Bylaws include:

 .    a classified board of directors

 .    limitations on the removal of directors

 .    limitations of stockholder actions

 .    advance notification procedures for director nominations and actions to be taken at stockholder meetings

 .    the authorization to issue one or more series of preferred stock with specific voting rights and other powers

These provisions could discourage an acquisition attempt or other transaction in which stockholders receive a premium over the current market price for the common stock.

We do not anticipate paying dividends.

     We intend to retain all of our earnings for the future operation and expansion of our business. We do not anticipate paying cash dividends on our common stock at any time in the foreseeable future.

Shares eligible for future sale may adversely affect our stock price.

     In our initial public offering, all of our then-current employees agreed for a period of two years from April 27, 1999, not to offer, sell, or dispose of any of their shares without the prior written consent of our underwriter, Lehman Brothers Inc., except for shares and options issued under our employee incentive plans or shares acquired in the open market. When these shares become available for sale on the public market on or after April 30, 2001, the dispositions or the perception of the disposition of these shares could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of equity securities.

Our multinational operations may be adversely affected by the European Monetary Union.

     Starting January 1, 1999, eleven European countries entered into the European Monetary Union and introduced the Euro as a common currency. During a three-year transition period, the national currencies will continue to circulate, but their relative values will be fixed denominations of the Euro.

     We recognize that there are risks and uncertainties associated with the conversion to the Euro. These risks and uncertainties include:

 .    an increasingly competitive European environment resulting from greater transparency of pricing

 .    inability to update financial reporting systems on a timely basis

     We have upgraded our systems to enable us to process transactions denominated in Euro. Failure to adapt information technology systems could have an adverse effect on our financial condition and results of operations. We also are dependent on many third parties, including banks and providers of information. If any of these systems are not appropriately upgraded to manage transactions denominated in Euro, our operations will suffer.

                               SELLING SHAREHOLDER

     From time to time, the 401(k) Plan may sell a portion or all of the Securities registered by this Prospectus.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

     We are registering the Securities on behalf of the 401(k) Plan. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Securities will be borne by the 401(k) Plan.

     The decision of the 401(k) Plan to sell any Securities will be at the direction of the eligible participants of the 401(k) Plan, subject generally to the 401(k) Plan's policies affecting the timing and manner of sale of common stock by our affiliates. There can be no assurance that any shares will be sold by the 401(k) Plan.

     The 401(k) Plan is free to offer and sell the Securities from time to time in one or more transactions at the prevailing market rate at the time of the sale. The administrators of the 401(k) Plan have advised us that sales of Securities may be effected from time to time on the NASDAQ National Market at market prices prevailing at the time of the sale.

     The 401(k) Plan may effect transactions by selling Securities to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the 401(k) Plan.

     The 401(k) Plan and any broker-dealers that act in connection with the sale of Securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by the broker-dealers and any profit on the resale of the Securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     Because the 401(k) Plan may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the 401(k) Plan will be subject to the prospectus delivery requirements of the Securities Act.

     The 401(k) Plan also may resell a portion or all of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

     Upon being notified by the 401(k) Plan of any substantive change(s) in the plan of distribution we will file a supplemental prospectus under Rule 424(c) of the Securities Act, setting forth the updated information.

                                  LEGAL MATTERS

     No dealer, sales representative or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us or the 401(k) Plan. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, common stock by anyone in any jurisdiction in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained in this Prospectus is correct as of any time after this Prospectus.

                                     PART II

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

 .    Our Annual Report on Form 10-K for the year ended December 31, 2000; and

 .    Our "Description of Common Stock" reported on Form 8-A filed with the SEC on April 21, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any Statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a Statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such Statement. Any such Statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes the Registrant to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     The Registrant's Amended and Restated Bylaws provide for indemnification of officers and directors of the Registrant to the fullest extent authorized by
Section 145 of the Delaware law. The Amended and Restated Bylaws authorize the Registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Registrant or its subsidiaries against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not the Registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of the Bylaws or Delaware law.

     The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Registrant. Section 102(b)(7) of the Delaware Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. The Registrant's Amended and Restated Certificate of Incorporation limits a director's liability in accordance with
Section 102(b)(7) of Delaware Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.         Document
- -----------         --------
1 - 3               Not applicable.

4.01 Form of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-4 (File No. 333-61023)).

4.02 Form of Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.03 of the Registrant's Registration Statement on Form S-4 (File No. 333-61023)).

6 - 22              Not applicable.

23.01               Consent of Arthur Andersen LLP.*

24.01               Power of Attorney (included on signature page).*

25 - 99             Not applicable.

* denotes that the Exhibits are filed herein.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized in the City of Chicago, State of Illinois, on April 2, 2001.



                       HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                       By: /s/ Donald M. Kilinski
                       ---------------------------------------------------------
                       Donald M. Kilinski, Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald M. Kilinski and Stephanie W. Abramson, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.


/s/ Patrick S. Pittard                                             April 2, 2001
- -----------------------------------------------------------------
Patrick S. Pittard, President, Chief Executive Officer and Director

/s/ David C. Anderson                                              April 2, 2001
- -----------------------------------------------------------------
David C. Anderson, Director

/s/ Thomas J. Friel                                                April 2, 2001
- -----------------------------------------------------------------
Thomas J. Friel, Director

/s/ Bengt Lejsved                                                  April 2, 2001
- -----------------------------------------------------------------
Bengt Lejsved, Director

/s/ Dr. Jurgen B. Mulder                                           April 2, 2001
- -----------------------------------------------------------------
Dr. Jurgen B. Mulder, Director

/s/ Carlene M. Ziegler                                             April 2, 2001
- -----------------------------------------------------------------
Carlene M. Ziegler, Director

/s/ Robert Louis-Dreyfus                                           April 2, 2001
- -----------------------------------------------------------------
Robert Louis-Dreyfus, Director

/s/ Robert E. Knowling, Jr.                                        April 2, 2001
- -----------------------------------------------------------------
Robert E. Knowling, Jr., Director

     Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on April 2, 2001.

                                        HEIDRICK & STRUGGLES, INC. 401(k) PROFIT
                                        SHARING AND RETIREMENT PLAN



                                        /s/ Richard D. Nelson
                                        ----------------------------------------
                                        Richard D. Nelson, authorized signatory